Exhibit 4.2
GUARANTY
THIS GUARANTY dated as of February 1, 2017, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to Section 14 hereof (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Agent”) for the Lenders under that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their respective permitted assignees (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders, the Issuing Banks (the parties described in clause (b) together with the Agent are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, Borrower is the owner, directly or indirectly, of 100% of the issued and outstanding Equity Interests in each Guarantor;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1.    Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due and payable, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all Obligations, and liabilities of whatever nature, whether now existing or hereafter incurred, owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans and the reimbursement obligations under Section 2.06(e) of the Credit Agreement (the “Reimbursement Obligations”), and the payment of all interest, including, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency, or similar laws of any jurisdiction at the rate or rates provided in the loan documents, fees, charges, expenses, indemnification, attorneys’ fees and other amounts payable to any Credit Party thereunder or in connection therewith whether created directly or acquired by the Credit Parties by assignment or otherwise, whether matured or unmatured and whether absolute or contingent;

(b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all reasonable expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.
Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment and performance, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a)  to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any illegality, lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other obligor;
(e)    any act or failure to act by the Borrower, any other obligor or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(f)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;
(g)    any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;
(h)    to the fullest extent permitted by law, any statute of limitations in any action hereunder or for the collection of the Notes or the Reimbursement Obligations or for the payment or performance of the Guarantied Obligations;
(i)    the incapacity or lack of authority of Borrower or any Guarantor or any other person or entity;
(j)    the dissolution or termination of existence of the Borrower, any Guarantor or any other Person;
(k)    the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or any other Person;
(l)    the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, the Borrower or any Guarantor or any other person, or any of the Borrower’s or any Guarantor’s or any other Person’s or entity’s properties or assets;
(m)    the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;
(n)    the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guarantied Obligation;
(o)    any failure or delay of a Credit Party to commence an action against the Borrower or any other Person, to assert or enforce any remedies against the Borrower under the Notes or the Loan Documents, or to realize upon any security;
(p)    any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding the Borrower, any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to Guarantors or not;
(q)    failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;
(r)    other than as expressly required hereunder, the failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;
(s)    other than as expressly required hereunder, the failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;
(t)    except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;

(u)    any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guarantied Obligations;
(v)    the compromise, settlement, release or termination of any or all of the obligations of the Borrower under the Notes or the Loan Documents;
(w)    any transfer by the Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;
(x)    claims or rights of set-off defense or counterclaim whatsoever, whether based in contract, tort, or any other theory, that any Guarantor may have provided, however, that the foregoing shall not be deemed a waiver of any Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of any Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Agent or any Lender in any separate action or proceeding;
(y)    any law, regulation, decree or order of any jurisdiction or any event affecting any provision of the Guarantied Obligations; or
(z)    to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which the Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of the Guarantors hereunder are absolute, unconditional and irrevocable.
Section 4.    Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 hereof and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or changing the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other obligor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent shall elect.
Section 5.    Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower expressly with respect to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full. In addition to making all of the representations and warranties made by the Borrower with respect to each Guarantor in the Credit Agreement, each Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary limited partnership or limited liability company action of such Guarantor; (ii) (A) does not conflict with or result in a breach of, or constitute a default under, any agreement or other instrument to which any Guarantor is a party; and (B) does not violate any applicable law applicable to such Guarantor; (iii) does not require approval from any Governmental Authority relating to any Guarantor; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally; and (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on the Credit Parties or any information received from the Credit Parties and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guarantied Obligations; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Credit Agreement and the other Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Credit Parties not embodied herein or any acts heretofore or hereafter taken by the Credit Parties (including but not limited to any review by the Credit Parties of the affairs of the Borrower). All representations and warranties made under this Guaranty shall be deemed to be made at and as of the date of this Guaranty, the Effective Date and the date of the occurrence of the making of any Loan, or the issuance of any Letter of Credit, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder or under the Credit Agreement.
Section 6.    Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.
Section 7.    Waiver. Each Guarantor, to the fullest extent permitted by applicable law, hereby waives, other than as expressly required hereunder or under the Credit Agreement, notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder. The Guarantor also waives the right to require the Agent to proceed first against the Borrower upon the Guarantied Obligations before proceeding against the Guarantor hereunder.
Section 8.    Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom (except for a release in connection with the sale or mortgage of an Eligible Unencumbered Asset of such Guarantor), or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, this Guaranty shall continue to be effective or be reinstated and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.
Section 9.    Avoidance.    Without limiting the generality of the foregoing provisions, each Guarantor, and by its acceptance of this Guaranty, the Agent, for the benefit of the Credit Parties, hereby confirm that the parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other person with respect to the Liabilities, result in the Liabilities of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Guarantor is intended solely to preserve the rights of the Agent, for the benefit of the Credit Parties, to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the maximum liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Agent on behalf of the Credit Parties, hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor's obligations hereunder beyond its maximum liability.

Section 10.    No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, no Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against the Borrower in respect of any liability of any Guarantor to the Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. For so long as the Obligations remain outstanding, each Guarantor hereby expressly waives any right of contribution from or indemnity against the Borrower, whether at law or in equity, arising from any payments made by such Guarantor pursuant to the terms of this Guaranty, and each Guarantor acknowledges that such Guarantor has no right whatsoever to proceed against the Borrower for reimbursement of any such payments. For so long as the Obligations remain outstanding, in connection with the foregoing, each Guarantor expressly waives any and all rights of subrogation to the Credit Parties against the Borrower, and each Guarantor hereby waives any rights to enforce any remedy which a Credit Party may have against the Borrower and any rights to participate in any collateral for the Borrower’s obligations under the Loan Documents. Each Guarantor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to such Guarantor to all indebtedness of the Borrower to the Credit Parties, and agrees with the Credit Parties that (a) such Guarantor shall not demand or accept any payment from the Borrower on account of such indebtedness, (b) such Guarantor shall not claim any offset or other reduction of such Guarantor’s obligations hereunder because of any such indebtedness, and (c) such Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by such Guarantor as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of the Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

Section 11.    Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim. Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made without deduction or withholding for any Taxes except as provided in Section 2.17 of the Credit Agreement.
Section 12.    Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or applicable law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor held at any of the offices of the Agent or J.P. Morgan Securities LLC, against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Lender agrees to notify the applicable Guarantor of any such set-off and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
Section 13.    Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of the Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of the Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Each Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Borrower, such Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against such Guarantor by virtue of this Guaranty or otherwise. If a Credit Party is prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
SECTION 14.     ADDITIONAL GUARANTORS; RELEASE OF GUARANTORS. SECTION 5.11 OF THE CREDIT AGREEMENT PROVIDES THAT CERTAIN SUBSIDIARIES MUST BECOME GUARANTORS BY, AMONG OTHER THINGS, EXECUTING AND DELIVERING TO AGENT A COPY OF THIS GUARANTY. ANY SUBSIDIARY WHICH EXECUTES AND DELIVERS TO THE AGENT THIS GUARANTY SHALL BE A GUARANTOR FOR ALL PURPOSES HEREUNDER. UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SECTION 5.10 OF THE CREDIT AGREEMENT, CERTAIN SUBSIDIARIES MAY OBTAIN FROM THE AGENT A WRITTEN RELEASE FROM THIS GUARANTY PURSUANT TO THE PROVISIONS OF SUCH SECTION, AND UPON OBTAINING SUCH WRITTEN RELEASE, ANY SUCH SUBSIDIARY SHALL NO LONGER BE A GUARANTOR

HEREUNDER. EACH OTHER GUARANTOR CONSENTS AND AGREES TO ANY SUCH RELEASE AND AGREES THAT NO SUCH RELEASE SHALL AFFECT ITS OBLIGATIONS HEREUNDER.
Section 15.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
SECTION 16. GOVERNING LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
SECTION 17.     WAIVER OF JURY TRIAL; ETC.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

(b)    EACH OF THE GUARANTORS, THE AGENT AND EACH OTHER CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT

SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18.    Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein absent manifest error. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19.    Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy. The remedies provided in this guaranty are not cumulative.
Section 20.    Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations, the cancellation of all Letters of Credit and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms, at which time this Guaranty shall automatically terminate and the Agent shall deliver evidence of such termination as such Guarantor may reasonably request.
Section 21.    Successors and Assigns. Each reference herein to the Agent or the other Credit Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in accordance with, and subject to, the terms and conditions of the Credit Agreement, in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Issuing Banks may, in accordance with, and subject to, the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any permitted assignee or Participant (or any prospective assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22.    JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 23.    Amendments. This Guaranty may not be amended except in writing signed by the Required Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor; provided that the consent of the Required Lenders shall not be required for the addition of any Guarantor pursuant to Section 14 hereof or the release of any Guarantor in accordance with Section 5.10 of the Credit Agreement.
Section 24.    Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent, not later than 3:00 p.m., New York City time, on the date of demand therefor; provided, however, that for any request received after 1:00 p.m., New York City time, such payment shall be made by 12:00 p.m., New York City time, on the following Business Day.
Section 25.    Expenses. The Guarantors shall reimburse the Agent on demand for all costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.
Section 26.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or nationally recognized overnight courier service, mailed by certified or registered mail or sent by telecopy (and confirmed by another form of permitted delivery) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent, any Lender or any Issuing Bank at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 27.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 28.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 29.    Limitation of Liability. Neither the Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any other Credit Party or any of such Person’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.
Section 30.    Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty sets forth the entire understanding of the Guarantors and the Credit Parties relating to the guarantee of the Guarantied Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Agent. Delivery of an executed signature page of this Guaranty by telecopy or other acceptable form of electronic transmission shall be effective as delivery of a manually executed signature page of this Guaranty.
Section 31.    Non-Recourse. The provisions of Section 9.17 of the Credit Agreement are incorporated herein by reference and made a part of this Guaranty as if set forth herein in full.
Section 32.    Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

[Signatures Begin on Next Page]

DOLPHIN MALL ASSOCIATES LLC, as a Guarantor

By: /s/ Simon Leopold
Name:    Simon Leopold
Title:    Authorized Signatory

Address
200 East Long Lake Road
Suite 300
Bloomfield Hills, MI 48304

TWELVE OAKS MALL, LLC, as a Guarantor

By: /s/ Simon Leopold
Name:     Simon Leopold
Title:     Authorized Signatory

Address
200 East Long Lake Road
Suite 300
Bloomfield Hills, MI 48304

THE GARDENS ON EL PASEO LLC, as a Guarantor

By: /s/ Simon Leopold
Name:     Simon Leopold
Title:     Authorized Signatory

Address
200 East Long Lake Road
Suite 300
Bloomfield Hills, MI 48304

[Signature page to Guaranty]

LA CIENEGA PARTNERS LIMITED PARTNERSHIP, as a Guarantor

By: /s/ Simon Leopold
Name:    Simon Leopold
Title:     Authorized Signatory

Address
200 East Long Lake Road
Suite 300
Bloomfield Hills, MI 48304

[Signature page to Guaranty]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By: /s/ Daniel Margolis
Name: Daniel Margolis
Title: Authorized Officer

[Signature page to Guaranty]